UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2023 (August 13, 2023)

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	DFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter)or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On August 13, 2023, the Board of Directors (the “Board”) of Discover Financial Services (the “Company”) accepted the resignation of Roger C. Hochschild from his positions as Chief Executive Officer and President of the Company, a member of the Board and a director and officer of Discover Bank (the “Bank”), each effective August 14, 2023 (the “Effective Date”). To assist with the transition, Mr. Hochschild will continue to be employed by the Company as an advisor to the Chair of the Board from the Effective Date through December 31, 2023, pursuant to the terms of a transition employment letter (the “Transition Letter”), described below.

The Board has established a special search committee to conduct a search for a permanent successor to Mr. Hochschild.

(c)

On August 13, 2023, the Board appointed John B. Owen as Interim Chief Executive Officer and Interim President of the Company and as Interim President of the Bank, effective August 14, 2023. Mr. Owen will continue to serve as a director of the Company, but is resigning as a member of the Risk Oversight Committee of the Board during his term as Interim Chief Executive Officer and Interim President.

John Owen, a financial services veteran with more than 38 years of experience in banking and information technology that spans multiple industries including banking, insurance, airlines, and the defense industry, was elected to the Board and appointed to the Board’s Risk Oversight Committee on June 6, 2022. Prior to joining the Company, Mr. Owen retired from Regions Financial Corp., one of the nation’s largest full-service providers of consumer and commercial banking, wealth management and mortgage products and services, in March 2021, where he had been Chief Operating Officer since 2018. Prior thereto, Mr. Owen served in various senior management roles at the bank, including head of Operations and Technology, head of Consumer Services Group, head of Regional Banking group, and head of Enterprise Services and Consumer Banking. Active in the community, Mr. Owen has served on the board of directors for the Birmingham Business Alliance, Innovation Depot and the United Way of Central Alabama, as well as the advisory board for the UAB Collat School of Business. Under his leadership at Regions, the bank consistently evolved how it served its customers, such as unveiling an overhauled and upgraded mobile app for both iOS and Android devices. He brings valuable leadership experience and has a clear understanding of the overall governance structure associated with a highly regulated industry such as banking.

Mr. Owen has no family relationships with any director or executive officer of the Company. There are no arrangements or understandings between Mr. Owen and any other person pursuant to which Mr. Owen was selected as the Company’s Interim Chief Executive Officer and Interim President, and there are no transactions involving Mr. Owen that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Owen will receive an annual base salary of $950,000, to be paid in accordance with the Company’s ordinary payroll practices beginning August 15, 2023. Mr. Owen will also receive a special restricted stock unit award with a value of $500,000, to vest on the earlier of (1) the date on which the Company’s permanent successor to Mr. Hochschild begins employment and (2) the one year anniversary of the award’s grant date.

(d)

On August 13, 2023, the Board appointed J. Michael Shepherd as a director of the Company and as a member of the Board of Directors of the Bank, effective August 14, 2023. In connection with his appointment to the Board, Mr. Shepherd is being named to the Risk Oversight Committee of the Board.

The Board has determined that Mr. Shepherd has no material relationship with the Company or the Bank (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company) and is independent for purposes of the New York Stock Exchange listing standards applicable to the Company. There are no arrangements or understandings between Mr. Shepherd and any other person pursuant to which Mr. Shepherd was selected as a director, and there are no transactions involving Mr. Shepherd that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Shepherd’s compensation will be consistent with the Company’s previously disclosed standard compensatory arrangements for non-employee directors, which are described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on March 17, 2023, under the heading “Director Compensation.” Mr. Shepherd’s compensation will be prorated to reflect the commencement date of his Board service.

(e)

Mr. Hochschild and the Company entered into the Transition Letter on August 13, 2023. Pursuant to the terms of the Transition Letter, Mr. Hochschild will serve as an advisor to the Chair of the Board and will continue to receive his base salary through December 31, 2023, but he will not participate in the Company’s short-term incentive program with respect to the fiscal year ending December 31, 2023, will not be eligible for additional equity grants from the Company and will not receive severance in connection with his resignation. Mr. Hochschild’s equity awards that are outstanding on the Effective Date shall continue to vest through December 31, 2023 and will continue to be eligible for retirement treatment, except that the Company and Mr. Hochschild have agreed that equity awards previously granted during 2023 will be cancelled as of the Effective Date.

The foregoing description of the Transition Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Letter, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 8.01.	Other Events.

Copies of the press releases announcing these changes are attached as Exhibits 99.1 and 99.2 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Transition Letter, dated as of August 13, 2023 between Discover Financial Services and Roger C. Hochschild.

99.1	Press Release of the Company dated August 14, 2023.

99.2	Press Release of the Company dated August 14, 2023.

104	Cover Page Interactive Data File – the cover page from this Current Report on Form 8-K, formatted as Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Date: August 14, 2023	By:	/s/ Hope D. Mehlman
	Name:	Hope D. Mehlman
	Title:	Executive Vice President, Chief Legal Officer, General Counsel and Secretary